EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

                                          State of Incorporation
     Name                                     or Organization
---------------------                      ----------------------

Optima Technologies, LLC                        Delaware

Tonertype LLC                                   Delaware

NC TonerServ, LLC                               Delaware

Alpha Laser, LLC                                Delaware